UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2013 (March 11, 2013)

Walter Investment Management Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-13417	13-3950486
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

(813) 421-7605

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 11, 2013, Green Tree Servicing LLC (“Green Tree”), a wholly owned indirect subsidiary of Walter Investment Management Corp. (the “Company”), entered into a (i) Master Repurchase Agreement between Barclays Bank PLC (“Barclays”) and Green Tree (the “Warehouse Agreement”), (ii) Pricing Side Letter between Barclays and Green Tree (“MRA PSL”) relating to the Warehouse Agreement, (iii) Mortgage Loan Participation Purchase and Sale Agreement between Barclays and Green Tree (the “Participation Agreement” and together with the Warehouse Agreement, the “Warehouse Documents”) and (iv) Pricing Side Letter between Barclays and Green Tree (“Participation Agreement PSL” and together with the MRL PSL, the “Pricing Letters”) relating to the Participation Agreement. In addition, pursuant to the terms of the Warehouse Agreement, the Company provided Barclays with a guaranty (the “Guaranty”) in order to support Green Tree’s obligations under the Warehouse Agreement.

The Warehouse Agreement is structured as a master repurchase agreement, and, together with the Participation Agreement, provides for a maximum aggregate purchase price of $500,000,000. Of the $500,000,000 maximum aggregate purchase price, $250,000,000 is provided by Barclays on a committed basis and $250,000,000 (collectively, the “Warehouse Facility”) is provided on an uncommitted basis. The Warehouse Facility matures on March 10, 2014. The Warehouse Facility will be used to support Green Tree’s funding obligations in connection with its residential mortgage loan origination business.

The Warehouse Documents contain affirmative and negative covenants and representations and warranties customary for financings of this type and requires Green Tree to comply with certain financial covenants relating to liquidity, adjusted tangible net worth and leverage. Similarly, the Guaranty also contains covenants and representations and warranties customary for guaranties provided to support financings of this type and requires the Company to comply with the financial covenants contained in the Company’s Credit Agreement, which was entered into on November 28, 2012, among the Company, the lenders party thereto, Credit Suisse AG, as administrative agent and collateral agent, and the other parties party thereto.

The Pricing Letters contain economic terms relating to the Warehouse Facility (the “PSL Terms”) that the Company and Barclays believe are proprietary to their business relationship and that, if disclosed, could adversely affect the Company’s and/or Barclays’ competitive position within the repurchase facility marketplace. As a result of the proprietary nature of the PSL Terms, the Company has made a request to the Securities and Exchange Commission to treat the PSL Terms as confidential information. As a result of such request, the Company is filing redacted versions of the Pricing Letters as Exhibits 99.2 and 99.4 to this Current Report on Form 8-K.

Green Tree and Barclays intend that the transactions under the Warehouse Facility be sales to Barclays of the mortgage loans and not loans from Barclays to Green Tree secured by the mortgage loans. However, in order to preserve Barclays’ rights under the Warehouse Facility in the event a court or other forum recharacterizes the transactions as other than sales, as security for its obligations under the Warehouse Facility, Green Tree has also granted Barclays a fully perfected first priority security interest in the mortgage loans purchased by Barclays under the Warehouse Agreement, as well as all ancillary collateral relating to the purchased mortgage loans.

The foregoing description of the Warehouse Documents does not purport to be complete and is qualified in its entirety by reference to the full text of the Warehouse Documents and redacted versions of the Pricing Letters which are filed as Exhibits 99.1 – 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Warehouse Documents and Pricing Letters in Item 1.01 of this Current Report on Form 8-K, including the exhibits incorporated therein, are incorporated in their entirety into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Master Repurchase Agreement, dated as of March 11, 2013 between Barclays Bank PLC, as Purchaser and Green Tree Servicing LLC, as Seller.

99.2*	Pricing Side Letter relating to the Master Repurchase Agreement.

99.3	Mortgage Loan Participation Purchase and Sale Agreement, dated as of March 11, 2013, between Barclays Bank PLC, as administrative agent and purchaser and Green Tree Servicing LLC, as Seller.

99.4*	Pricing Side Letter relating to the Mortgage Loan Participation Purchase and Sale Agreement.

*	Pursuant to a request for confidential treatment, portions of this Exhibit have been redacted from the publicly filed document and have been furnished separately to the Securities and Exchange Commission as required by Rule 24b-2 under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER INVESTMENT MANAGEMENT CORP.

Date: March 15, 2013	By:	/s/ Stuart Boyd
Stuart Boyd, Vice President,
General Counsel and Secretary